Exhibit 10.2.1

Guangzhou Dongfang Hospital Employee Contract

Party A: Guangzhou Dongfang Hospital

Party B: Name:	Li Peiliang Sex: male	ID card No.: 42062519630410151X	Job No.: 00093
	Inaugural department:	Individual position:	Inaugural post:
bone surgery doctor group

This Contract is made by and between Party A and Party B under the principal of legality, fairness, equality, free will, consensus and good faith in accordance with Labor Contract Law of the People’s Republic of China (hereinafter referred to as Labor Contract Law) and relevant provisions of the State, province and city.

I Contract term
The contract term is from 12 June 2009 to 12 June 2010.

II Job post, working hour and remuneration
1.	Job post: Party A agrees to engage Party B: his work department: bone surgery doctor group, post , title .
2.
Working hour: irregular working system will be implemented. The irregular working system will be implemented for the post of Party B according to the particularity of healing the wounded and rescuing the dying of the hospital, at least one day off per week will be provided.

3.	Labor remuneration: basic wage RMB eight hundred sixty yuan.

III Welfare treatment
1.	Party A provides Party B with necessary working environment according to the requirement of the work and operation guidance and post training at 7:30 AM every Monday and 7:00 PM every Thursday.
2.	Party A purchases work injury insurance for Party B according to the provisions concerning the social insurance of the State and province and city.

IV Labor protection, labor condition and occupational hazard and prevention
1.
Party A provides Party B with the labor operation place complying with the national labor and health standard in accordance with the provisions concerning the labor protection of the State, province and city, protecting Party B’s safety and health in the production and work practically. In case there may occur occupational disease hazard in the process of work of Party B, Party A shall inform Party B of that according to the facts, and protect Party B’s health and relevant interests practically in accordance with Law of the Peoples Republic of China on Prevention and Control of Occupational Diseases.

2.
Party A provides necessary labor protection articles to Party B according to relevant State regulations, and organize Party B to conduct physical examination each (year/ quarter / month) according to regulations concerning labor protection regulations, and the preferential physical examination fee valued 50 yuan may be enjoyed.

3.	Party A shall do the labor protection work well for the female and minor workers according to relevant State and local regulations.
4.
In case Party A gives orders in violation of the safety regulations or forces to risk life to operate, Party B has the right to reject and may terminate this labor contract at any time. To the act of Party A and its managerial personnel of ignoring Party B’s safety and health, Party B has the right to request to correct and prosecute and accuse to relevant authorities.

V Revision, cancellation and termination of the labor contract
1.
The relevant content of the labor contract may be revised or this contract may be terminated if the conditions provided in the Labor Contract Law are met or upon consensus through discussion of both parties.

2.
Except that Party B is unable to take up his job and Party A may adjust his work content appropriately according to law, for any revision of the labor contract, both parties shall sign Agreement on Revision of Labor Contract.

3.
If Party B needs to terminates Labor Contract within the contract term, it shall notify Party A in written form thirty days in advance, and may go through the off-duty procedure only after obtaining Party A’s consent.

VI Settlement method of disputes arising from execution of this Contract
Where Party B thinks Party A violates his legal interest, it may lodge to Party A first, or report to Party A’s labor union to seek settlement. In case no settlement can be reached, it may complain to the nearest labor administrative department. The disputes arising from execution of this Contract of both parties shall be settled through negotiation first; in case no settlement can be reached through negotiation, such case may be applied to the Party A’s labor dispute intermediation committee for intermediation within 30 days from the date of occurrence of the dispute, or applied to the arbitration committee for arbitration within 60 days.

VII Other matters to be agreed by both parties
Party B acknowledges and strictly follows Party A’s rules, systems and Employee Manual.

VIII This Contract is made in duplicate, each party holding one copy. This Contract comes into effect automatically only upon being signed by both parties after Party B registers with the hospital of Party A and obtains the certificate on physical examination health result. In case the contact fails to come to effect, Party B will be paid the average daily amount of the wage standard of minimum labor guarantee of Guangzhou, and such agreement shall come into force immediately upon signing on this Contract by both parties.

Party A’s operator  Conformed by signature of Party B: Li Peiliang  Printed by: Huang Bihong  Page 1 of 1 page
(official seal):

Operation date:     Date of signing: June 13, 2009   Date of printing: 8:32:35 June 13, 2009

Guangzhou Dongfang Hospital Supplementary Contract

Party A: Guangzhou Dongfang Hospital

Party B: Name: Li Peiliang Sex: male	ID card No.: 42062519630410151X	Job No.: 00093
Inaugural department: bone surgery doctor group	Individual position:	Inaugural post:

Both parties agree that in order to ensure the work performance of all departments and for convenience of management, the education, experience, position, age and professional title of any one shall only be reference for the inauguration, unable to be served as the reason for payment of remuneration. The “performance examination contents” formulated by both parties shall serve as the standard, and the alert line examination method combining basic wage and basic bonus shall be implemented.

Article 1 Contract term
The contract term is from 12 June 2009 to 12 June 2010.

Article 2 Examination bonus
Basic bonus: ￥3150.00   Special bonus: ￥5990.00 Total: ￥9140.00

Article 3 Examination type, item and standard:
1.	Examination type: special post employee.
2.	For examination item and standard, see appendix to the supplementary contract.

Article 4 Special agreements of both parties for the technical administrative personnel at the department director, head nurse, head of section level or above:
1.
Both parties agree that Party B describes the next month’s working plan and step-by-step implementation method through “Guangzhou Dongfang Medical Group Intelligent Office System” before 0:00 a.m. 26th of each month. The superior leader of Party A or Party B has the right to modify, review and confirm according to the target management. If Party B’s monthly plan fails to be fully reviewed and confirmed by the superior leader of Party B by 0:00 a.m. 28th of each month, Party A will deduct from Party B’s fruit fund, imposing a fine amounting to 2.5 percent of total remuneration of Party B for each day of delayed review by the superior leader.

2.
Both parties agree that Party B describes the next week’s working plan and step-by-step implementation result through “Guangzhou Dongfang Medical Group Intelligent Office System” before 0:00 a.m. each Friday. The superior leader of Party A or Party B has the right to modify, review and confirm according to the target management. If Party B’s weekly plan and step-by-step implementation daily result fail to be reviewed by the superior leader of Party B by 0:00 a.m. Sunday, Party A will deduct from Party B’s fruit fund, imposing a fine amounting to 2.5 percent of total remuneration of Party B for each delayed day. In case Party B’s daily result fails to be implemented according to Party B’s own plan or fails to be modified timely and accepted by the supervision secretary every day, 10 yuan of fruit fund will be deducted as a fine for each item.

Article 5 Party B shall abide by various system requirements in Employee Manual of Party A during the work contract term, and Party A’s personnel department strictly implements various examination bonuses set forth in Article 2.

Article 6 Party B enjoys additional department performance reward each month, which is paid by the department after unified examination according to the examination result of the on-job workload of Party B.

Article 7 Party A has the right to investigate Party B’s personal background information at any time. In case of any objection, Party B shall give a written notice within 3 days, otherwise, Party B will be deemed to give tacit consent to agreement.

Article 8 Within the contract term, in case of discrepancy between the effective time of other contract signed by Party B and Party A and that of this Contract, the time of this Contract shall prevail. In case relevant wage, post and bonus of both parties exceed the agreements herein, both parties shall resolve through discussion. Party B shall not leave his job except that Party B loses labor capability, and this Contract sets a default fine of Renminbi fifty thousand yuan.

Article 9 Both parties agree that Party B must carefully read the hospital’s computer office system: (1) Administrative financial managerial system: a. administrative office management; b. financial management; c. personnel management; d. routine work flow management; e. logistic service management; f. vehicle management; g. operation budget management; h. group bulletin management; (2) Guangzhou Dongfang Medical Group OA system: 121.12.170. 46:8080l (3) Guangzhou Dongfang Hospital foxmail free forum system: mail.120uu.com. Party B must initiatively and actively accomplish his own job, in case money is required for carrying out work, Party B shall first fill out compute borrowing flow; in case of reimbursement, Party B shall fill out computer reimbursement flow as soon as possible; in case money is not needed but the managerial matters is to be resolved, Party B shall fill out computer administrative decision formal file as soon as possible. The above matters are urged once every ten minutes in the form of short message for examination and approve by directly superior officer. In case they fail to be resolved after ten times’ urgencies, the directly superior officer may be complaint. In case the problems are neither resolved nor complaint to the directly superior officer, the amount of 2.5 percent of the total remuneration of Party B be deducted as the fruit fund.

Article 10 The personal information of Party B in Article 1 are true, and confirm his examination wage and bonus, which come into effect after confirmed by Party B’s signature and official seal of Party A is affixed.

Party A’s operator  Conformed by signature of Party B: Li Peiliang  Printed by: Huang Bihong  Page 1 of 2 page
(official seal):

Operation date:     Date of signing: June 13, 2009   Date of printing: 8:33:13 June 13, 2009

Appendix: Examination Standard and Items

Guangzhou Dongfang Hospital Supplementary Contract

Party A: Guangzhou Dongfang Hospital

Party B: Name: Li Peiliang Sex: male	ID card No.: 42062519630410151X	Job No.: 00093
Inaugural department: bone surgery doctor group	Individual position:	Inaugural post:

Examination content	Examination percentage	Examination amount	Examination standard/alert line
Customer satisfaction reward	15%	1371.00	Yellow complaints of this department each month exceed 4 times
Specialty subject training employee reward	10%	914.00	Employee training time each month less than 8 hours
Clinic operation flow reconstruction president record-keeping reward	10%	914.00	Clinic operation flow reconstruction each month less than 4 items
Reward for controlling the existence rate of “Problems”	10%	914.00	“Problem” items each month more than 300
Reward for working out monthly and weekly plans/accomplishing president record-keeping	10%	914.00	Acceptances of superior each month less than 3 times (inclusive)
Full attendance reward	10%	914.00	Late exceed 5 times Absent exceed 1 day Leave early exceed 5 times Leave exceed 5 days Strike exceed 1 time (inclusive)
Gross profit maintenance reward	10%	914.00	The total gross profit of the month less than the last month
Reward for development of patients from brother hospital	10%	914.00	Develop patients to transfer to his hospital less than 1 case
Safety reward	15%	1371.00	Medical accident exceed 1 time(inclusive) Medical dispute exceed 1 time Medical error exceed 9 times

1.	In the “Examination standard/alert line” of Appendix, if any individual item of content of each month does not fall within the alert line stipulated, such reward will be cancelled automatically.
2.	In case of leaving office halfway, the remuneration of Party B will be calculated and paid at the rate of 50 percent of the aforesaid daily examination remuneration.

Party A’s operator  Conformed by signature of Party B: Li Peiliang  Printed by: Huang Bihong  Page 2 of 2 page
(official seal):

Operation date:     Date of signing: June 13, 2009   Date of printing: 8:33:12 June 13, 2009